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                                                                     Exhibit 4.3

                            STOCK OPTION AGREEMENT
                            ----------------------



          THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the ____________ day of _________________, 19____, between Leslie's Poolmart, a
California corporation (the "Company"), and ______________

__________________________, (the "Optionee").


                                 R E C I T A L
                                 - - - - - - -


          The Board of Directors of the Company (the "Board") has determined that it would be in the best interests of the Company and its shareholders to grant the option described in this Agreement to the Optionee as an inducement to become and remain an employee the Company, and as an incentive for increasing efforts during such affiliation.

                               A G R E E M E N T
                               - - - - - - - - -

          NOW, THEREFORE, it is agreed as follows:

          1.   Grant of Option.  The Company hereby grants to the Optionee as of
               ---------------
the date hereof, subject to the terms, conditions and vesting schedule ("Vesting Schedule") of this Agreement, the option (the "Option") to purchase all or any part of an aggregate of __________________ shares of the Company's common stock (the "Stock"). The Option is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

          2.   Option Price.  The price to be paid for Stock upon exercise of
               ------------
the Option or any part thereof shall be $_________________ per share.

          3.   Right to Exercise.  Subject to the terms, conditions and Vesting
               -----------------
Schedule of this Agreement, the Optionee shall have the right to exercise all or any part of the Option.

          4.   Vesting Schedule.  The Option shall vest pursuant to this
               ----------------
Agreement in installments beginning on ___________________, 19_____ and ending on _______________, 19_____ in accordance with the Vesting Schedule set forth on Exhibit One hereto. The foregoing notwithstanding, the Option shall fully vest upon a merger, sale of assets, sale of stock or other acquisition transaction during Optionee's lifetime in which all or substantially all of the Company's stock or assets are sold or otherwise transferred.
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          5.  Securities Law Requirements.  No part of the Option shall be
              ---------------------------
exercised if counsel to the Company deter mines that any applicable registration requirement under the Securities Act of 1933 or any other applicable requirement of Federal or state law has not been met. Any share certif icate issued upon exercise of all or any part of the Option may be legended in such manner as the Company and its counsel deem appropriate.

          6.  Term of Option.  The Option shall terminate in any event on the
              --------------
earliest of (a) the ____________ day of ________________, 20_____, at 11:59
P.M., (b) the expiration of the period described in Section 7 below, or (c) the expiration of the period described in Section 8 below.

          7.  Exercise Following Termination of Employment.  If the Optionee's
              --------------------------------------------
employment with the Company terminates for any reason other than death or disability, the Option (to the extent it has not previously been exercised) may be exercised to the extent it has vested pursuant to Section 4 and Exhibit One of this Agreement within forty-five (45) days after the date of such termination. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if such termination is for cause or if the Optionee upon termination becomes an employee, director or consultant of a person who is in competition with the Company. For this purpose, "cause" shall mean gross misconduct or gross negligence by the Optionee in the performance of his duties for the Company, as determined in good faith by the Company's Board.

          8.  Exercise Following Death or Disability.  If the Optionee's
              --------------------------------------
employment with the Company terminates by reason of the Optionee's death or disability (as defined below), or if the Optionee dies after termination of employment but while the Option could have been exercised hereunder, the Option (to the extent it has not previously been exercised) may be exercised to the extent it has vested pursuant to Section 4 and Exhibit One of this Agreement within six (6) months after the date of the Optionee's death or termination by reason of disability. In case of death, the exercise may be made by his representative or by the person entitled thereto under the Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the President of the Company. The term "disability" as used herein means the condition of Optionee such that he is unable to engage in any substantial gainful activity for the Company consistent with prior duties as an employee by reason of any medically

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determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

          9.   Time of Termination of Employment.  For the purposes of this
               ---------------------------------
Agreement, the Optionee's employment shall be deemed to have terminated on the earlier of (a) the date when the Optionee's employment in fact terminated or (b) the date when the Optionee gave or received written notice that his employment is to terminate.

          10.  Nontransferability.  The Option shall be exercisable during the
               ------------------
Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representa tive and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

          11.  Effect of Exercise.  Upon exercise of all or any part of the
               ------------------
Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

          12.  Exercise of Option.  The Option may be exercised by delivering to
               ------------------
the Company (a) a written notice of exercise, and (b) full payment in cash (by certified or cashier's check) of the option price for each share of Stock purchased under the Option (which may be made by a brokerage through a "cashless" or similar option exercise transaction). Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The option price shall be payable in U.S. dollars.

          13.  Withholding Taxes.  If the Optionee is an employee or former
               -----------------
employee of the Company when all or part of the Option is exercised, the Company may require the Optionee to deliver payment of all withholding taxes (in addition to the option price) in cash with respect to the

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difference between the option price and the fair market value of the Stock acquired upon exercise.

          14.  Issuance of Stock.  Subject to the foregoing conditions, the
               -----------------
Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with rights of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

          15.  Rights as a Shareholder.  Neither the Optionee nor any other
               -----------------------
person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the shares subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

          16.  The Company's Right of First Refusal.
               ------------------------------------

               (a) Right of First Refusal.  In the event that Optionee
                   ----------------------
proposes to sell, pledge or otherwise transfer any Stock acquired under this Agreement, or any interest in such Stock, to any person or entity, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such Stock. Any Optionee desiring to transfer Stock acquired under this Agreement shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price (the "Transfer Price") if the transfer involves a sale and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Optionee and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all or any portion of the shares subject to the Transfer Notice (i) at the Transfer Price if the transfer involves a sale or (ii) at a price equal to the fair market value of the Stock as determined in good faith by the Board, which determina tion shall be binding upon the Optionee, if the transfer does not involve a sale. The Company's intention to exer cise the Right of First Refusal shall be communicated to the

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Optionee by delivery of a notice to that effect within thirty (30) days after the date the Transfer Notice is received by the Company. The Company's rights under this subsection (a) shall be freely assignable, in whole or in part.

          (b) Transfer of Shares.  If the Company fails to exercise its Right of
              ------------------
First Refusal within thirty (30) days of the date it receives the Transfer Notice, the Optionee may, not later than sixty (60) days following receipt of the Transfer Notice by the Company, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in subsection (a) of this
Section 16. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the shares at a price determined in accordance with subsection (a) of this Section 16.

          (c) Binding Effect.  The Company's Right of First Refusal shall inure
              --------------
to the benefit of its successors and assigns and shall be binding upon any transferee of the Stock.

          (d) Termination of Right of First Refusal.  Any other provision of
              -------------------------------------
this Section 16 notwithstanding, in the event that the Company's Common Stock is listed on an established stock exchange or quoted on NASDAQ at the time the Optionee desires to transfer his shares of Stock, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed in subsections (a), (b) and (c) of this Section 16.

     17.  Recapitalizations and Other Corporate Reorganizations.  Subject
          -----------------------------------------------------
to any required action by stockholders, the number of shares covered by the Option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

          Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the Option shall pertain and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled.
A merger or consolidation in which the Company is not the surviving corporation shall cause the Option to terminate, but only after the Optionee (or his successor in interest) has been given a period of twenty days ending five (5) days before the effective date of the sale, merger or consolidation in which to exercise the Option (such exercise may be contingent upon the effectiveness of the contemplated transaction). Alternatively, in its sole and absolute discretion, the surviving or acquiring corporation (or the parent company of the surviving or acquiring corporation) may tender to Optionee (or successor in interest) a substitute option to purchase shares of the surviving or acquiring corporation (or the parent corporation of the surviving or acquiring corporation). The substitute option shall contain all terms and provisions required substantially to preserve the rights and benefits of all Options then held by the Optionee (or successor in interest) receiving the substitute option. Any other dissolution or liquidation of the Company shall cause each Option to terminate.

          Except as expressly provided in this Section 17, the Optionee shall have no rights by reason of any subdivi sion or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolida tion or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or exercise price of Stock subject to the Option.

          The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          18.  The Optionee's Representations and Warranties.
               ---------------------------------------------

               (a) Purchase Entirely For Own Account.  The Optionee represents
                   ---------------------------------
and warrants that any and all stock he may acquire pursuant to this Agreement is solely for his own account for investment and not for sale or distribution of any portion thereof and that he has no present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any trans action other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Optionee also represents that the entire legal and beneficial interest of the Stock that Optionee may acquire pursuant to this Agreement is being acquired for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

          (b) Residence.  The Optionee represents and warrants that his
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principal residence is located in the State of California.

          (c) Information Concerning Company.  The Optionee represents and
              ------------------------------
warrants that he is an officer of the Company and is aware of the Company's plans, operations and financial condition and that he has heretofore received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Stock and the Optionee further represents and warrants that he has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (d) Economic Risk.  The Optionee represents and warrants that he
              -------------
realizes that his acquisition of the Stock may be a speculative investment and that he is able, without impairing his financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on his investment.

          (e) Restricted Securities.  The Optionee represents and warrants
              ---------------------
that the Company has disclosed to him in writing:

                    (i) the sale of the Stock which the Optionee is purchasing has not been registered under the Act, and the Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available;

                   (ii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

          (f) Disposition Under Rule 144.  The Optionee represents and warrants
              --------------------------
that he understands that the Stock constitutes restricted securities within the

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meaning of Rule 144 promulgated under the Act; that, unless the Shares are registered, the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase of and payment for the Stock (and payment by a note is not deemed payment unless it is otherwise secured), and even then will not be available unless (a) a public trading market then exists for the common stock of the Company, (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made by him only in limited amounts in accordance with such terms and conditions.

          19.  Notices.  Any notice to the Company contem plated by this
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Agreement shall be addressed to it in care of its President, 20222 Plummer
Street, Chatsworth, California 91311; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

          20.  Employment.  Optionee acknowledges and agrees that "employment"
               ----------
as used herein shall mean full-time employment by the Company and, absent such full-time employment, shall not mean serving as a member of the Company's board of directors.

          21.  Interpretation.  The interpretation, con struction, performance
               --------------
and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

          22.  Choice of Law.  This Agreement, and all rights and obligations
               -------------
hereunder, shall be governed by the internal laws of the State of California.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                              LESLIE'S POOLMART


                              By: __________________________
                                    An Authorized Officer


                              OPTIONEE


                              --------------------------
                                     Print Name


                              --------------------------
                                    Optionee's Spouse


                              ------------------------------
                               (Please print spouse's name)

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

                  HOLDERS OF THE INDIVIDUAL OPTION AGREEMENTS

Name                               Number of Shares
----                               ----------------

Richard Grice                      2,500
David S. Bartlett                  1,000
Fred Burkert                       1,000
Bruce Derthick                     1,000
Richard Deupree                    1,000
Joanne Franey                      1,000
David Grendel                      1,000
Dwight Groth                       1,000
Terry Hanes                        1,000
Timothy Isaacson                   1,000
John McNeely                       1,000
Brad Olson                         1,000
Jeff Risch                         1,000
                                 -------
                                  14,500